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                                                                   Exhibit 10.10


                             FIRST AMENDMENT TO THE
                   BAXTER INTERNATIONAL INC. AND SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN
                     (Amended and restated January 1, 2002)


     WHEREAS, Baxter International Inc. ("Baxter") maintains the Baxter International Inc. and Subsidiaries Deferred Compensation Plan (the "Plan"); and

     WHEREAS, amendment of the Plan is now deemed desirable;

     NOW, THEREFORE, by virtue and in exercise of the amending authority reserved to the Compensation Committee of Baxter under Section 8.1 of the Plan, the Plan is hereby amended, effective September 10, 2002, in the following manner:

     Section 2.10 of the Plan is amended by adding a new subsection (d) to read as follows:

     "(d) ceases to be a participant in the Baxter International Inc. Long Term Incentive Plan but is designated by the Administrative Committee to remain a participant in the Plan and who has contributed the maximum annual contribution limit under Sections 401(k) and 402(g) of the Code to the IIP. Such participant shall remain a participant in the Plan until such time as the participant is removed from the Plan by the Administrative Committee."